Exhibit 1

Joint Filing Agreement

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock, par value $0.0001 per share, of Dov Pharmaceutical, Inc., a Delaware corporation, is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: May 21, 2007	POLYGON GLOBAL OPPORTUNITIES MASTER FUND

By Polygon Investment Partners LLP, its investment manager

	By	/s/ Patrick G. G. Dear
Name: Patrick G. G. Dear
Title: Principal

Date: May 21, 2007	POLYGON INVESTMENT MANAGEMENT LIMITED

	By	/s/ Patrick G. G. Dear
Name: Patrick G. G. Dear
Title: Principal

Date: May 21, 2007	POLYGON INVESTMENTS LTD.

	By	/s/ Patrick G. G. Dear
Name: Patrick G. G. Dear
Title: Principal

Date: May 21, 2007	POLYGON INVESTMENT PARTNERS LLP

	By	/s/ Patrick G. G. Dear
Name: Patrick G. G. Dear
Title: Principal

Date: May 21, 2007	POLYGON INVESTMENT PARTNERS LP

	By	/s/ Patrick G. G. Dear
Name: Patrick G. G. Dear
Title: Principal

Date: May 21, 2007	POLYGON INVESTMENT PARTNERS HK LIMITED

	By	/s/ Patrick G. G. Dear
Name: Patrick G. G. Dear
Title: Principal

Date: May 21, 2007	POLYGON INVESTMENT PARTNERS GP, LLC

	By	/s/ Patrick G. G. Dear
Name: Patrick G. G. Dear
Title: Principal

Date: May 21, 2007	/s/ Reade E. Griffith
Reade E. Griffith

Date: May 21, 2007	/s/ Alexander E. Jackson
Alexander E. Jackson

Date: May 21, 2007	/s/ Patrick G G. Dear
Patrick G. G. Dear